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                                                                  EXHIBIT 5.1

                       [LETTERHEAD O'MELVENY & MYERS LLP]


                                      January
                                      14th
                                      1 9 9 8





(310) 553-6700
                                                                  884,097-053



Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

Dear Ladies and Gentlemen:

            Univision Communications Inc. (the "Company") is registering up to 24,150,000 shares of its Class A Common Stock, par value $0.01 per share, of which up to 23,050,000 shares are being sold by certain selling stockholders of the Company (the "Common Shares") and up to 1,100,000 shares will be issued upon exercise of warrants acquired by the underwriters from other selling stockholders (the "Warrant Shares," and together with the Common Shares, the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on January 14, 1998. In connection with this transaction, you have requested our opinion with respect to the matters set forth below.

            We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

            We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

            Subject to the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the

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Page 2 - Univision Communications Inc. - January 14, 1998



Company, and that, upon delivery and payment of the exercise price of the Warrant Shares and issuance of the Shares as contemplated in the Registration Statement, the Amended and Restated Warrant and the Company's Restated Certificate of Incorporation, the Shares will be validly issued, fully paid and non-assessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

                                   Very truly yours,

                                   /s/ O'Melveny & Myers LLP

                                   O'MELVENY & MYERS LLP